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                                                                   Exhibit 10.6

                                                          Adopted and Effective
                                                            as of June 30, 1997

              LEINER HEALTH PRODUCTS GROUP INC.
                     STOCK INCENTIVE PLAN

                          SECTION 1.

                           PURPOSE

        The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by
(a) motivating superior performance by means of performance-related incentives,
(b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.


                          SECTION 2.

                         DEFINITIONS

        2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

        (a)  "Act" means the Securities Exchange Act of 1934, as amended.

        (b) "Award Agreement" means the agreement, certificate or other instrument evidencing the grant of any Incentive Award under the Plan.

        (c)  "Board" means the Board of Directors of the Company.

        (d) "Business Day" shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

        (e) "Cause", with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award or, if there is no such meaning assigned, shall mean (i) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the

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     Participant of any written covenant or agreement with the Company or any
     Subsidiary not to disclose information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

        (f) "Change in Control" shall mean the first to occur of the following events:

             (i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (or, if at the relevant time less than twenty-four months has elapsed since the Effective Date hereof, since such Effective Date) (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director; or

             (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding North Castle Partners, the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing (x) prior to the occurrence of a Public Offering, 50% or more or (y) otherwise, 30% or more, of the combined voting power of the Company's then outstanding securities; or

             (iii) the stockholders of the Company shall approve a definitive agreement (x) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradeable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding North Castle Partners, the Company, its Subsidiaries, any employee benefit plan of the Company or any

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          Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of (1) prior to the occurrence of a Public Offering, 50% or more, or (2) otherwise, 30% or more, of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company; or

             (iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

        (g)  "Change in Control Price", with respect to a class of Common
     Stock, shall mean the price per share of such class of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

        (h)  "Code" means the Internal Revenue Code of 1986, as amended.

        (i) "Committee" means the Compensation Committee of the Board (or such other committee of the Board as the Board shall designate), which shall consist of three or more members serving at the pleasure of the Board.

        (j) "Common Stock" means the Non-Voting Common Stock and the Voting Common Stock.

        (k) "Company" means Leiner Health Products Group Inc., a Delaware corporation, and any successor thereto.

        (l) "Deferred Stock Unit" means a Participant's right to receive pursuant to the Plan one share of a particular class of Common Stock, or, if provided by the Board at the date of grant, cash equal to the Fair Market Value of such share of Common Stock, at the end of a specified period of time. The term "Deferred Stock Unit" shall include both Elective Deferred Stock Units and Freestanding Deferred Stock Units within the meaning of Section 7.1.

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        (m)  "Disability", with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award or, if there is no such meaning assigned, shall mean long-term disability as defined under the terms of the long-term disability plans or policies sponsored by the Company or any Subsidiary which employs such Participant.

        (n) "Effective Date" means the later of (i) the date of the Plan's adoption by the Board or (ii) the effective time (the "Effective Time") of the consummation of the transactions contemplated by the Stock Purchase Agreement and Agreement and Plan of Merger, dated as of May 31, 1997, by and among the Company, North Castle Partners and LHP Acquisition Corp.

        (o) "Employee" means any employee of the Company or any of its Subsidiaries.

        (p) "Fair Market Value" means, as of any date, and with respect to a particular class of Common Stock, the fair market value on such date per share of such class of Common Stock as determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and the Subsidiaries in recent periods, the potential value of the Company and the Subsidiaries as a whole, the future prospects of the Company and the Subsidiaries and the industries in which they compete, the history and management of the Company and the Subsidiaries, the general condition of the securities markets and the fair market value of securities of companies engaged in businesses similar to those of the Company and the Subsidiaries. Notwithstanding the foregoing, following a Public Offering, Fair Market Value with respect to a class of Common Stock shall mean the average of the high and low trading prices for a share of such class of Common Stock on the primary national exchange (including NASDAQ) on which such class of Common Stock is then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined. The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares of such class of Common Stock or the fact that such shares would represent a minority interest in the Company.

        (q) "Incentive Award" means any award under the Plan of an Option, Stock Appreciation Right or Deferred Stock Unit. Each of these

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     awards may be granted alone or together with other awards under the Plan and/or cash awards outside the Plan.

        (r) "Non-Voting Common Stock" means the Class A (non-voting) common stock of the Company, par value $0.01 per share.

        (s) "North Castle Partners" means North Castle Partners I, L.L.C., a Delaware limited liability company, and any successor investment entity managed by Baird Investment Group, L.L.C.

        (t) "Option" means the right granted to a Participant under the Plan to purchase a stated number of shares of a specified class of Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" within the meaning of section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a "Non-Qualified Stock Option").

        (u) "Participant" means any Employee designated by the Board to receive an Incentive Award under the Plan.

        (v) "Plan" means the Leiner Health Products Group Inc. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time.

        (w) "Public Offering" means any offering of the Common Stock to the general public pursuant to an underwritten public offering led by one or more underwriters at least one of which is of nationally recognized standing.

        (x) "Retirement", with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a Participant's retirement at or after normal retirement age under the terms of the retirement plan sponsored by the Company or any Subsidiary which employs such Participant.

        (y) "Stock Appreciation Right" means, with respect to a class of Common Stock, the right to receive a payment from the Company in cash equal to the excess of the Fair Market Value of a share of such class of Common Stock at the date of exercise over a specified price fixed by the Board at the time of grant.


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        (z)  "Subsidiary" means any corporation or partnership in which the
     Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

        (aa) "Voting Common Stock" means the common stock (voting) of the Company, par value $0.01 per share.

        2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                          SECTION 3.

                      ELIGIBILITY AND PARTICIPATION

        Participants in the Plan shall be those Employees selected by the Board to participate in the Plan.


                          SECTION 4.

                     POWERS OF THE BOARD

        4.1. Power to Grant and Establish Terms of Awards. The Board shall, subject to the terms of the Plan, determine the Employees to whom Incentive Awards shall be granted and the terms and conditions of such Incentive Awards, provided that nothing in the Plan shall limit the right of members of the Board who are Employees to receive Incentive Awards hereunder.

        The proper officers of the Company may suggest to the Board the Participants who should receive Incentive Awards under the Plan. In accordance with the terms of the Plan, the terms and conditions of each Incentive Award shall be determined by the Board at the time of grant, and such terms and conditions may be subsequently changed by the Board, in its discretion, provided that no such change may be effected which would adversely affect a Participant's rights with respect to an Incentive Award then outstanding, without the consent of such Participant. The Board may establish different terms and conditions for different Participants receiving Incentive Awards and for the same Participant for each Incentive Award such Participant

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may receive, whether or not granted at different times.  The grant of any
Incentive Award to any Employee shall not entitle such Employee to the grant of any other Incentive Awards.

        4.2. Substitute Options. The Board shall have the right, subject to the consent of the Participant to whom Options and/or Stock Appreciation Rights have been granted, to grant in substitution for and in cancellation of such outstanding Options or Stock Appreciation Rights, replacement Options or Stock Appreciation Rights which may contain terms more favorable to the Participant than the Options or Stock Appreciation Rights they replace, including, without limitation, a lower exercise price (subject to Section 6.2) or base price.

        4.3. Administration. The Board shall be responsible for the administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board, in its sole discretion. Incentive Awards granted by the Board may be subject to such conditions, not inconsistent with the terms of the Plan, as the Board shall determine, in its discretion. The Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Subsidiaries and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

        4.4. Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by the Committee or any other duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.


                          SECTION 5.

                    STOCK SUBJECT TO PLAN

        5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Incentive Awards under the Plan may not exceed 122,222 shares in the aggregate. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but

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unissued shares of Common Stock, not reserved for any other purpose, or from
Common Stock reacquired by the Company.

        5.2. Cancelled, Terminated, or Forfeited Awards. Any shares of Common Stock subject to any portion of an Incentive Award which, in any such case and for any reason, expires, or is cancelled, terminated or otherwise settled without the issuance of such shares of Common Stock shall again be available for award under the Plan.

        5.3. Adjustment in Capitalization. The number and class of Incentive Awards (and the number of shares of a class of Common Stock available for issuance upon exercise or settlement of such Incentive Awards) granted under the Plan, and the number, class and exercise price of any outstanding Options, may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company.

        5.4. Stockholders Agreement. The holder of any shares of Common Stock received in respect of an Award hereunder, and anyone whose rights derive therefrom, shall be entitled to the benefits of and shall be bound by the obligations set forth in the Stockholders Agreement, dated as of June 30, 1997, among the Company, North Castle Partners I, L.L.C., LHP Acquisition Corp. and each other person who is a party thereto, as the same may be amended from time to time (the "Stockholders Agreement"), and shall be deemed to be a Management Stockholder thereunder. For purposes of Sections 3(a) and 11 of the Stockholders Agreement, the phrase "the fifth anniversary of this Agreement" shall mean the fifth anniversary of the date of grant of the applicable Award hereunder.


                          SECTION 6.

         STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Board. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options, except that no Incentive Stock Option may be granted to any Employee of a Subsidiary which is not a corporation. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Board or, if so determined by the Board,

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the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. Each Option shall be evidenced by an Award Agreement that shall specify the class of Common Stock to which the Option relates, the exercise price at which a share of such class of Common Stock may be purchased pursuant to such Option, the duration of the Option, the number of shares of Common Stock to which the Option pertains and such other terms and conditions not inconsistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters.

        6.2. Option Price. The exercise price per share of a class of Common Stock to be purchased upon exercise of an Option shall be determined by the Board but shall not be less than the greater of (i) the Fair Market Value on the date the Option is granted or (ii) $100.00.

        6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such time or times and subject to such restrictions or other conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Board shall determine either at or after the date of grant of such Options, subject to the Board's right to accelerate or waive any conditions to the exercisability of any Option granted under the Plan. Unless otherwise determined by the Board, subject to the continuous employment of the Participant with the Company or one of the Subsidiaries, Options granted to a Participant will become exercisable in four equal installments on each of the date of grant and each of the first three anniversaries of the date of grant, PROVIDED that 100% of the Options shall become exercisable at the time and under the circumstances as described in Sections 8.1 and 8.2 or in the event of the Participant's termination of employment with the Company and the Subsidiaries by reason of Retirement, Disability or death, as described in
Section 6.7. Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of the class of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.

        6.4. Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, or (ii) in accordance with such other procedures or in such other form as the Board shall from time to time determine. The exercise price of any Options exercised at any time following a Public Offering may be paid in full or in part in the form of shares of

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Common Stock, based on the Fair Market Value of such shares of Common Stock on the date of exercise, subject to such rules and procedures as may be adopted by the Board. As soon as practicable after receipt of a written exercise notice and payment of the exercise price in accordance with this
Section 6.4, the Company shall make (or cause to be made) an appropriate book entry reflecting the Participant's ownership of the shares of Common Stock so acquired and shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, bearing appropriate legends if applicable.

        6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded Incentive Stock Options under section 421 of the Code.

        6.6. Stock Appreciation Rights.

             (a) Grant. Stock Appreciation Rights may be granted to Participants at such time or times and with respect to such number of shares of any class of Common Stock as shall be determined by the Board and shall be subject to such terms and conditions as the Board may impose. Each grant of an Incentive Award of Stock Appreciation Rights shall be evidenced by an Award Agreement.

             (b) Exercise. Stock Appreciation Rights may be exercised at such time or times and subject to such conditions, including the performance of a minimum period of service, the satisfaction of performance goals or the occurrence of any event or events, including a Change in Control, as the Board shall determine, either at or after the date of grant. Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

             (c) Settlement. Subject to the provisions of Section 10.4 of the Plan, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Board, of cash, shares of Common Stock having a Fair Market Value equal to such cash amount, or a combination of

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shares of Common Stock and cash having an aggregate value equal to such amount, determined by multiplying:

        (i) any increase in the Fair Market Value of a share of the applicable class of Common Stock at the date of exercise over the price fixed by the Board at the date of grant of such Stock Appreciation Right, by

        (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised;

PROVIDED, HOWEVER, that at the time of grant, the Board may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

        6.7. Exercisability Following Termination of Employment. Unless otherwise determined by the Board at or after the date of grant, in the event a Participant's employment with the Company and the Subsidiaries terminates by reason of Retirement, Disability or death, all Options and Stock Appreciation Rights then held by such Participant, whether or not exercisable at the date of such termination of employment, shall thereafter remain exercisable by the Participant or, if applicable, the Participant's beneficiary, for a period of one year from the date of termination, but in no event later than the expiration of the stated term of the Option or Stock Appreciation Right. Unless otherwise determined by the Board at or after the date of grant, in the event a Participant's employment with the Company and the Subsidiaries terminates for any reason other than Retirement, Disability, death or termination by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant that are then exercisable shall remain exercisable for the 90 day period immediately following such termination of employment or until the expiration of the term of such Option or Stock Appreciation Right, whichever period is shorter. Unless otherwise determined by the Board at or after the date of grant, in the event of a Participant's termination of employment with the Company and the Subsidiaries by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant shall immediately terminate and be cancelled, in full, on the date of such termination of employment. All Options that are not exercisable following a Participant's termination of employment shall immediately terminate and be cancelled on the date of such termination of employment and all other Options not exercised prior to such date shall terminate and be cancelled on the date the period for exercise has expired.

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        6.8. Board Discretion.  Notwithstanding anything else contained in this Section 6 to the contrary, the Board may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right granted under the Plan and may permit all or any portion of any such Option or Stock Appreciation Right to be exercised following a Participant's termination of employment for any reason on such terms and subject to such conditions as the Board shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.


                          SECTION 7.

                     DEFERRED STOCK UNITS

        7.1. Deferred Stock Unit Awards. On fixed dates established by the Board and subject to such terms and conditions as the Board shall determine, the Board may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus ("Deferred Annual Amount") payable by the Company or a Subsidiary and receive in lieu thereof an Incentive Award of a number of Deferred Stock Units (the "Elective Deferred Stock Units") equal to the greatest whole number which may be obtained by dividing (x) the amount of the Deferred Annual Amount, by (y) the Fair Market Value of a share of a particular class of Common Stock on the date of grant. No shares of Common Stock will be issued at the time an award of Deferred Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant. The Board may also grant a Participant an Incentive Award of Deferred Stock Units ("Freestanding Deferred Stock Units") without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. Upon the grant of Deferred Stock Units hereunder, the Company shall establish a notational account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant. No shares of Common Stock will be issued to the Participant at the time an award of Deferred Stock Units is granted.

        The terms and conditions of Deferred Stock Unit awards shall be determined by the Board and shall be set forth in an Award Agreement entered into by the Participant and the Company evidencing such Deferred Stock Unit award, including customary representations, warranties and covenants with respect to securities law matters. Unless otherwise determined by the Board, each such Award Agreement shall

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also state that prior to the earlier to occur of (x) a Public Offering or
(y) the fifth anniversary of the date of grant, the Deferred Stock Unit shall be subject to certain cash settlement rights of the Company upon a termination of employment.

        7.2. Dividends with respect to Deferred Stock Units. The Board will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Unit award, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of the applicable class of Common Stock ("Dividend Equivalents"). Unless otherwise provided by the Board, any Dividend Equivalents in respect of cash dividends payable or dividends payable in property other than Common Stock on the shares of Common Stock corresponding to the Participant's Deferred Stock Units shall be deemed invested in a book entry account bearing interest, for each calendar quarter during which such amount is credited to such account, at the prime rate as reported in The Wall Street Journal (Eastern Edition) on the first Business Day of such calendar quarter. Unless otherwise provided by the Board, any Dividend Equivalents with respect to dividends payable in shares of Common Stock on the shares of Common Stock corresponding to the Participant's Deferred Stock Units shall be deemed invested in additional Deferred Stock Units.

        7.3. Vesting of Deferred Stock Unit Awards. The portion of each Deferred Stock Unit award that consists of Elective Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times. Unless the Board provides otherwise at or after the date of grant, the portion of each Deferred Stock Unit award that consists of Freestanding Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the fifth anniversary of the date of grant of such Units, provided the Participant remains in the continuous employ of the Company or a Subsidiary through such applicable date. Notwithstanding the foregoing, the Board may accelerate the vesting of any Freestanding Deferred Stock Unit award at or after the date of grant.

        7.4. Rights as a Stockholder.   A Participant shall not have any
rights as a stockholder in respect of Deferred Stock Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company's stockholders) until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.

        7.5. Settlement of Deferred Stock Units. Subject to Sections 8.3 and 9 and the last sentence of Section 7.1, unless the Board determines otherwise at or after the date of grant, a Participant shall receive one share of the applicable class of

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

Common Stock in settlement of each Elective Deferred Stock Unit (and related Dividend Equivalents) credited to such Participant's account under the Plan as soon as administratively practicable, but not later than 90 days, following the earlier to occur of (x) the fifth anniversary of the date of grant or (y) the date of such Participant's termination of employment due to Retirement, death or Disability (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Board). Subject to Sections 8.3 and 9 and the last sentence of Section 7.1, unless the Board determines otherwise at or after the date of grant, a Participant shall receive one share of the applicable class of Common Stock in settlement of each Freestanding Deferred Stock Unit (and related Dividend Equivalents) that shall have become vested on or prior to the date of such Participant's termination of employment with the Company and the Subsidiaries, other than a termination for Cause, as soon as administratively practicable, but not later than 90 days, following the date of such termination of employment (or on such earlier date as the Board shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Board). In the event of the termination of a Participant's employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any Freestanding Deferred Stock Units (and related Dividend Equivalents) credited to his account, whether or not then vested. The Board may provide in the Award Agreement applicable to any Incentive Award of Deferred Stock Units that, in lieu of issuing shares of a particular class of Common Stock in settlement of the vested portion of such Deferred Stock Unit, the Board may direct the Company to pay to the Participant the value of the shares of Common Stock corresponding to such Deferred Stock Units in cash. Notwithstanding the foregoing, prior to the earlier to occur of (i) a Public Offering or (ii) the fifth anniversary of the date of grant, a Deferred Stock Unit shall be subject to certain cash settlement rights of the Company as are specified in the Award Agreement.
For each share of Common Stock received in settlement of Deferred Stock Units, the Company shall deliver to the Participant a certificate representing such share of Common Stock, bearing appropriate legends if applicable.


                          SECTION 8.

             CHANGE IN CONTROL; REPURCHASE RIGHTS

        8.1. Accelerated Vesting and Payment.  Subject to the provisions of
Section 8.2 below, in the event of a Change in Control, (i) each outstanding Option and Stock Appreciation Right, in each case whether or not then exercisable, shall promptly be cancelled in exchange for a payment in cash of an amount equal to the excess of the

Change in Control Price over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable (except that, with respect to Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Fair Market Value shall be used in the calculation rather than the Change in Control Price), and (ii) each outstanding Deferred Stock Unit, whether or not then vested, shall be cancelled in exchange for a cash payment of an amount equal to the Change in Control Price. Any amount payable under this Section 8.1 shall be payable in full as soon as administratively practicable, but no later than 30 days, following the Change in Control.

        8.2. Alternative Awards. Notwithstanding Section 8.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Incentive Award or any class of Incentive Awards if the Board reasonably determines in good faith prior to the occurrence of a Change in Control that such Incentive Award or class of Incentive Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

        (i) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

        (ii) have substantially equivalent economic value to such Incentive Award (determined at the time of the Change in Control); and

        (iii) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location a material distance farther away from the Participant's home, in each case, without the Participant's prior written consent.

        8.3. Certain Rights upon Termination of Employment Prior to Public Offering. Unless otherwise determined by the Board at the time of grant, the Board shall provide in each Award Agreement evidencing an Incentive Award granted hereunder that, upon a termination of a Participant's employment with the Company and the Subsidiaries for any reason prior to the earlier to occur of (i) a Public Offering or (ii) the fifth anniversary of the date of grant of such Incentive Award, the Company shall have the right to repurchase for cash any vested Options or shares of Common Stock then held by the Participant relating to such Incentive Award. Unless otherwise determined by the Board at the time of grant, the Board shall provide in each stock subscription agreement relating to an Incentive Award that, upon a termination of a Participant's employment with the Company and the Subsidiaries due to death, Disability or Retirement prior to the earlier to occur of (i) a Public Offering or (ii) the fifth anniversary of the date of grant of an Incentive Award, the Participant shall have the right to require the Company to repurchase shares of Common Stock then owned by him for a repurchase price equal to the Fair Market Value, and upon such additional terms and conditions as are set forth in such Award Agreement.


                          SECTION 9.

       AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

        The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Incentive Award theretofore granted under the Plan, without the consent of the Participant holding such Incentive Award. Shareholder approval of any such termination, suspension, amendment or modification shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board; PROVIDED that, the Board will not consider any amendment or modification of the Plan unless the Company has provided at least 30 Business Days prior written notice of such proposed amendment or modification to North Castle Partners.

                         SECTION 10.

                   MISCELLANEOUS PROVISIONS

        10.1. Nontransferability of Awards. No Incentive Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Incentive Award granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Restrictions, if any, on the transfer of Common Stock received upon exercise or settlement of any Incentive Award shall be set forth in the applicable Award Agreement evidencing such Incentive Award, including without limitation, restrictions described in Section 8.3 herein.

        10.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board and will be effective only when filed by the Participant in writing with the Board during his lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

        10.3. No Guarantee of Employment or Participation.  Nothing in the
Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.

        10.4. Tax Withholding. The Company and the Subsidiaries shall have the power to withhold, or require a Participant to remit to the Company or a Subsidiary promptly upon notification of the amount due, an amount determined by the Company or such Subsidiary, in its discretion, to be sufficient to satisfy all Federal, state, local and foreign withholding tax requirements in respect of any Incentive Award and the Company may (or may cause a Subsidiary to) defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Board may permit or require a Participant to satisfy his tax withholding obligation hereunder in such other manner, subject to such conditions, as the Board shall determine.

        10.5. Indemnification. Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company to the fullest extent permitted by law against and from any loss, cost, liability or expense (including any related attorneys' fees and advances thereof) that may be imposed upon or reasonably incurred by him in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award Agreement and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

        10.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

        10.7. Requirements of Law. The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision of the Plan or any Award Agreement, no Incentive Awards shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of, or otherwise in connection with, any Incentive Award granted under the Plan, if such grant or issuance would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

        10.8. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

        10.9. No Impact On Benefits. Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan, except to the extent provided in any such plan.

        10.10. Securities Law Compliance. Instruments evidencing Incentive Awards may contain such other provisions, not inconsistent with the Plan, as the Board deems advisable, including a requirement that the Participant represent to the Company in writing, when an Incentive Award is granted or when he receives shares with respect to such Award (or at such other times as the Committee deems appropriate) that he is accepting such Incentive Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with applicable securities laws.

        10.11. Freedom of Action. Subject to Section 9, nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

        10.12. Term of Plan. The Plan shall be effective as of the Effective Date; provided that in no event shall the Plan become effective unless and until the Effective Time. The Plan shall expire on the tenth anniversary of the Effective Date, (except as to Incentive Awards outstanding on that date), unless sooner terminated pursuant to Section 9.

        10.13. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and the Subsidiaries, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other persons. Any reserves that may be established by the Company or any Subsidiary in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or a Subsidiary pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such Subsidiary.

        10.14. Notices. Each Participant shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

        10.15. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

        10.16. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Committee, the Company and other parties with respect thereto.

        10.17. No Rights as Stockholder. No Participant shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Incentive Award until the issuance of a certificate or certificates to the Participant for such Common Stock.
Subject to Section 7.2, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

        10.18. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.